Exhibit 10.2

                         [LETTERHEAD OF SUNERGY, INC.]



                      Commercial Short Term Loan Agreement

March __,2011

Between: Allied Mining and Supply, LLC, Borrower
         14362 N Frank Lloyd Wright Blvd Suite 1000
         Scottsdale, AZ 85260

And:     Sunergy, Inc, Guarantor
         14362 N Frank Lloyd Wright Blvd Suite 1000
         Scottsdale, AZ 85260

And      ___________________________________ Lender
         ___________________________________
         ___________________________________

Allied Mining and Supply, LLC, a Sunergy wholly owned subsidiary, has purchased 3 commercial dredges custom built for recovering gold, diamonds and rare earth elements (REE's) on its Pampana River Concession in Sierra Leone, West Africa. Allied is desirous of obtaining short term loan financing for operating these dredges. The dredge operations should produce adequate cash flow to repay this loan.

Allied is offering the following terms for financing: Upon receipt of $ 15,000, Allied will repay in 90 days an amount equal to $17,500 as full payment plus interest. As an inducement to lender to enter into this agreement, Sunergy, Inc., the parent company of Allied , will issue 300,000 restricted common shares with 300,000 share purchase warrants priced at $0.0075 valid for 1 year immediately upon receipt of the $15,000. In addition, as additional security, should lender not receive his payment in full on or before the due date, Sunergy, Inc, as guarantor, will be responsible for a $100/ day default penalty and remain fully responsible for any and all outstanding debt owed to lender under this agreement. This loan is collateralized by 5,000,000 common shares plus 5,000,000 share purchase warrants at $0.0075 exercisable for 1 year. In the event of any default, lender shall be able to convert the outstanding balance owed to the common share collateral provided by Sunergy.

Jurisdiction for any disputes pertaining to this agreement is in the State of Nevada and shall be resolved by Arbitration.



This is the entire agreement between the parties.

Agreed and accepted on the date above referenced by:



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Allied Mining and Supply, LLC, Borrower
Dale Bourassa, President 707.758.5859 dale@alliedminingandsupply.com


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Sunergy, Inc, Guarantor
Bryan Miller, President 707.738.4280 bryan@alliedminingandsupply.com



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                                                              Lender


Attached as a part of this agreement: Purchase agreement for Dredge


Sunergy, Inc  Bank Info for wiring funds:

Chase Bank NA
11355 E Via Linda
Scottsdale AZ 85259

Account
ABA     122100024

Sunergy Inc
14362 N. Frank Lloyd Wright Blvd
Scottsdale, AZ 85260
480.399.7222